EX-FILING FEES

Calculation of Filing Fee Tables

424(b)(3)
(Form Type)

Ford Motor Credit Company LLC
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Debt	Euro Medium- Term Notes Due Nine Months or More from the Date of Issue	Rule 457(r)	$10,000,000,000	(1)(2)	100	%(3)	$10,000,000,000		$147.60 per $1,000,000	$1,476,000	(2)
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts							$10,000,000,000	(2)		$1,476,000	(2)
	Total Fees Previously Paid										$1,476,000	(2)
	Total Fee Offsets										N/A
	Net Fee Due										-	(2)

(1)             The $10,000,000,000 is equivalent to €9,203,865,623, the amount shown on the cover of this Prospectus Supplement, calculated using an exchange rate of €1.00 = U.S.$1.0865, the spot rate as reflected on Bloomberg at noon on February 1, 2024.

(2)             The $10,000,000,000 (or the equivalent in other currencies) of Euro Medium-Term Notes Due Nine Months or More from the Date of Issue offered under this Prospectus Supplement is shared with Ford Motor Credit Company LLC’s Medium-Term Notes Due Nine Months or More from the Date of Issue – Series B, offered under the Prospectus Supplement dated February 7, 2024. The offering amount will decrease to the extent of securities sold under the Medium-Term Notes Due Nine Months or More from the Date of Issue – Series B program. The registration fee for the entire $10,000,000,000 (or the equivalent in other currencies) has been previously paid in connection with the Medium-Term Notes Due Nine Months or More from the Date of Issue – Series B Prospectus Supplement.

(3)             Estimated solely for the purposes of determining the amount of the registration fees.

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